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                                                                    EXHIBIT 99.1

                                                      [MEDIRISK (SM) LETTERHEAD]


Contact:   Mark A. Kaiser
           Chairman and CEO
           (404) 364-6700



                  MEDIRISK ACQUIRES SUCCESSFUL SOLUTIONS, INC.


ATLANTA, Georgia (May 28, 1998) Medirisk, Inc. (Nasdaq/NM:MDMD), a leading provider of proprietary database products, decision-support software and analytical services to the health care industry, today announced the acquisition of Successful Solutions, Inc., a health care information company that offers analytical tools and services for profiling the performance of physicians, implementing improved treatment protocols and ensuring proper coding for clinical and billing records.

     Medirisk purchased Successful Solutions, Inc. for approximately $2.9 million in cash and 190,000 shares of Medirisk common stock. Contingent consideration in stock and cash is payable if Successful Solutions achieves certain financial objectives. Medirisk expects to record a non-recurring charge of approximately $4.0 million in the second quarter of 1998 relating to the acquisition of in-process research and development and approximately $400,000 during 1998 for planned integration costs. Medirisk will account for the acquisition of Successful Solutions as a purchase transaction. This transaction marks Medirisk's eighth acquisition since January 1996, and the sixth acquisition since its 1997 initial public offering.

     Successful Solutions provides decision-support tools, consulting services, and training materials to hospitals and physician group practices to assist them in improving patient outcomes, achieving the efficient delivery of care and establishing billing and coding practices that comply with industry requirements. Successful Solutions collects clinical and billing record data from its customers and profiles the relative performance of individual physicians using its analytical tools and statistical algorithms. Successful Solutions implements on-site education through physician consultants and medical record specialists to influence physician behavior and promote the effective and efficient delivery of health care. Successful Solutions' tools and services for bill coding and medical record documentation help its customers achieve optimal and appropriate reimbursement for services delivered, while improving the quality of data for future comparative analysis.


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Medirisk Acquires Successful Solutions, Inc.
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May 28, 1998



     Mark A. Kaiser, Medirisk's chairman and chief executive officer, stated, "Our acquisition strategy continues to focus on increasing market share within existing product lines and expanding into complementary product areas. Successful Solutions expands our Clinical Performance product line to include information products and analytical tools that profile physician performance. These new products complement our existing databases and products that measure service utilization, clinical outcomes and physician credentials. The acquisition of Successful Solutions advances our product strategy in the area of physician profiling."

     Medirisk, Inc. is a leading provider of proprietary database products, decision-support software and analytical services to the health care industry. The Company's products and services enable its customers to make objective comparisons of the financial costs and clinical outcomes of physician services to customer-specific and industry benchmarks, analyze the supply of and demand for health care services, assess patient satisfaction with specific managed care plans and obtain information concerning the background and credentials of physicians. These capabilities assist health care industry participants in measuring the performance of health care payers and providers. Medirisk's corporate headquarters are located in Atlanta, Georgia.

     This press release, particularly the statements by Mr. Kaiser, includes forward-looking statements related to Medirisk that involve risks and uncertainties including, but not limited to, quarterly fluctuations in results, the management of growth, market acceptance of certain products and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Medirisk's future results, please see the Company's recently filed Form S-3, as amended (Registration Number 333-50015) and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance Actual results may differ materially from management expectations. Copies of the filings are available upon request from Medirisk's investor relations department.


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